CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of the Upright Growth Fund on Post Effective Amendment No. 26 under the Securities Act of 1933 and Amendment No. 30 under the Investment Company Act of 1940 to Form N-1A of our report dated December 11, 2015 on the financial statements of the Upright Growth Fund, appearing in the Annual Report on Form N-CSR of the Fund for the year ended September 30, 2015, and to the reference to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/Cowan, Gunteski & Co., P.A.

Tinton Falls, New Jersey

February 5, 2016

Reply to: 730 Hope Road    Tinton Falls    NJ 07724    Phone: 732.676.4100    Fax: 732.676.4101

40 Bey Lea Road, Suite A101    Toms River    NJ 08753    Phone: 732.349.6880    Fax: 732.349.1949

Member of CPAmerica International

Auditors of SEC Registrants under the PCAOB

www.CowanGunteski.com